Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is entered into on June 23, 2011 (the “Effective Date”), by and between Counsel RB Capital Inc., a Florida corporation (“CRB”), Kenneth Mann, an individual resident of the State of Maryland (“Mann”) and Equity Partners, Inc. of Maryland, a Maryland corporation (“Equity Partners”).

Counsel RB Capital LLC, a Delaware limited liability company (“LLC”) and Mann are parties to that certain Asset Purchase Agreement dated of even date herewith, pursuant to which Equity Partners received a certain number of shares of CRB common stock (the “Purchase Agreement”) and the option to purchase a certain number of shares of CRB common stock (the “Option Agreement”).  The shares of CRB common stock received by Equity Partners pursuant to the Purchase Agreement and any shares of CRB common stock acquired under the option granted to Equity Partners pursuant to the Option Agreement shall be hereinafter referred to as the “Purchased Shares.”

Mann and EP USA, LLC, a Maryland limited liability company (the, “Company”) are parties to that certain employment agreement dated of even date herewith (the “Employment Agreement”).

This Agreement, among others, is being entered into in connection with the acquisition of the Company by LLC, an affiliate of CRB, and Mann or his affiliate is receiving substantial consideration with that transaction.

The parties therefore agree as follows:

1.           Lock-Up.

1.1         General Prohibition on Transfer of Permitted Shares.  Mann and Equity Partners agree that neither of them shall not sell, assign, convey, pledge, hypothecate or otherwise dispose of, whether directly or indirectly, including a transfer of any interest in Equity Partners (“Transfer”) any of the Purchased Shares, whether or not for value, except as permitted by this Agreement.

1.2         Permitted Transfers.  Section 1.1 notwithstanding and subject to compliance with Section 2, Mann or Equity Partners are permitted to Transfer Purchased Shares in the following circumstances (each of which constitutes a “Permitted Transfer”):

(a)           Mann or Equity Partners may at any time Transfer all or any portion of the Purchased Shares to CRB on terms mutually agreeable to the parties;

(b)           Equity Partners may Transfer all or any portion of the Purchased Shares to Mann so long as Equity Partners is wholly owned by Mann from the date of this Agreement to the date of such Transfer, and Mann is able to demonstrate to CRB that he is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, at the time of such Transfer; and

(c)           On and from January 1, 2013, Mann or Equity Partners may Transfer any or all of the Purchased Shares to any party, subject to Section 2 of this Agreement.

2.           No Transfer in Violation of Law; Insider Trading Policies.  Mann and Equity Partners covenant that they will not: (i) Transfer any of the Purchased Shares in violation of any law, including, without limitation, the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), the securities or “blue sky” laws of any applicable state and the rules and regulations promulgated under any of the foregoing; or (ii) Transfer any of the Purchased Shares in violation of the rules, procedures or restrictions relating to the Transfer of common stock by insiders which are established by CRB from time to time, in each case whether or not such Transfer would otherwise be deemed a Permitted Transfer under Section 1.2.

3.           Indemnification.  Mann and Equity Partners (each an “Indemnifying Party”) agree to jointly and severally indemnify, defend and hold harmless CRB, CRB’s affiliates, and each of the foregoing’s shareholders, directors, officers, employees, agents, successors and assigns (each a “CRB Indemnified Party”) against any and all losses, claims, damages or liabilities, costs or expenses (including reasonable attorneys’ and experts’ fees) (“Claims”), whether incurred in an action between any such CRB Indemnified Party and an Indemnifying Party, a third party or otherwise, to which any such CRB Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities laws, or otherwise, and any rules and regulations promulgated under any of the foregoing, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any breach by any Indemnifying Party of any of the provisions of this Agreement.

4.           Miscellaneous.

4.1           This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement.

4.2           If any provision of this Agreement is found to be void, invalid or unenforceable: (i) the same will be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this Agreement; and (ii) the remaining provisions will remain in effect.  No amendment of this Agreement is binding unless in writing and executed by each of the parties.  Any waiver or consent is valid only if in a signed writing and only in the specific instance in which it is given, and such waiver or consent is not to be construed as a waiver of any subsequent breach of any other provision or as a consent with respect to any similar instance or circumstance.

4.3           This Agreement inures to the benefit of and is binding upon the parties and their respective legal representatives, successors, and assigns.  Seller may not directly or indirectly, including by assignment, operation of law or change of control, transfer or assign this Agreement without CRB’s prior written consent, and any purported transfer or assignment in violation of this section will be null and void.

4.4           This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.  Exclusive venue for any action arising out of or related to this Agreement will be in state or federal court located in the County of New York, New York, and each party consents to the jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum.

4.5           EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY.  EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

4.6           This Agreement may be executed in counterparts, each of which will be an original, and all of which together will be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.  The headings of this Agreement are provided for convenience only and are not intended to affect its construction or interpretation.

4.7           The parties acknowledge that there may be no adequate remedy at law for a breach of this Agreement and that money damages may not be an appropriate remedy for breach of this Agreement.  Therefore, the parties agree that each party has the right to injunctive relief and specific performance of this Agreement in the event of any breach hereof in addition to any rights it may have for damages.  The remedies set forth in this section are cumulative and will in no way limit any other remedy any party has at law, in equity or pursuant hereto.

[signature page follows]

The parties have executed this Agreement effective as of the Effective Date.

Counsel RB Capital Inc.

By:
Title:

Equity Partners, Inc. of Maryland

By:
Name: Kenneth W. Mann
Title: President

Kenneth W. Mann

[Signature Page to Lockup Agreement – Kenneth W. Mann]